Exhibit 99.1

Apigee Enters Definitive Agreement to be Acquired by Google

Joining forces to empower digital business with APIs and open cloud technologies

SAN JOSE, Calif. — Sept. 8, 2016 — Apigee® (NASDAQ: APIC), the API company, today announced that it has entered into a definitive agreement under which Google will acquire Apigee for $17.40 per share in cash, for a total value of approximately $625 million. The transaction is subject to the satisfaction of customary closing conditions, including Apigee stockholder approval and applicable regulatory approvals. The companies expect the transaction to close by the end of 2016.

“We’re excited about adding Apigee to Google,” said Diane Greene, SVP of Google’s cloud businesses. “Companies are moving beyond the traditional ways of communicating like phone calls and visits and instead are communicating programmatically through APIs. APIs allow the company’s backend services to talk to the mobile and web-based apps used by their customers and partners. Instead of the doctor phoning a prescription into the pharmacy, they can use an app that talks to the pharmacy through an API. Apigee easily enables this by providing a comprehensive API platform that supports secure, stable, multi-language, dev, test, publish and analytics capabilities.”

Chet Kapoor, Apigee CEO said: “We’ve entered a new era of cloud computing, where enterprises are increasingly running business-critical applications in the cloud – and across multiple clouds. Google is the open cloud provider committed to delivering new software for not only hybrid-cloud environments, but also for the multi-cloud world.” Kapoor continued, “With their history of innovation in web and mobile technologies, we believe Google is the partner for companies embarking on digital transformation. We look forward to being able to accelerate our mission to connect the world through APIs as part of the Google team.”

Additional Information

A blogpost from Diane Greene, Senior Vice President of Google’s cloud businesses is available here.

A blogpost from Apigee CEO Chet Kapoor and an FAQ is available here.

About Apigee

Apigee® (NASDAQ: APIC) provides a leading API platform. Many of the world’s largest organizations select Apigee to enable their digital business. Apigee customers include global enterprises such as Walgreens, Burberry, Morningstar, and First Data. For more information, go to http://apigee.com.

Connect with Apigee

Apigee blog: https://blog.apigee.com/front

Apigee community: https://community.apigee.com/

Twitter: https://twitter.com/apigee

Apigee: https://www.apigee.com/company/apigee

Apigee is a registered trademark in the U.S. All other trademarks mentioned herein are property of their respective owners.

Additional Information and Where to Find It

In connection with the transaction, Apigee (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://investors.Apigee.com).

Participants in the Solicitation

Apigee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Apigee’s stockholders with respect to the transaction. Information about Apigee’s directors and executive officers and their ownership of Apigee’s Common Stock is set forth in Apigee’s proxy statement on Schedule 14A filed with the SEC on November 25, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Google and Apigee, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Apigee’s business and the price of the common stock of Apigee, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Apigee and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Apigee’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Google or Apigee, including disruptions to relationships with customers, licensees, and other business partners of Apigee and potential difficulties in Apigee employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Apigee’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Google or against Apigee related to the merger agreement or the transaction, (viii) the ability of Google to successfully integrate Apigee’s operations, product lines, and technology within the expected time-line or at all, and (ix) the ability of Google to implement its plans, forecasts, and other expectations with respect to Apigee’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation.

The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect Apigee’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Apigee’s Quarterly Report on Form 10-Q filed with the SEC on May 27, 2016. Apigee’s SEC filings are available on the Investor Relations section of the Company’s website at http://investors.apigee.com and on the SEC’s website at www.sec.gov. While Apigee may elect to update forward-looking statements at some point in the future, Apigee specifically disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and, therefore, you should not rely on these forward-looking statements as representing Apigee’ views as of any date subsequent to today.

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Press Contacts:

press@google.com

press@apigee.com

Apigee Investor Contact:

Kevin Faulkner

kfaulkner@apigee.com

(408) 816-1658